SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 19, 2005

TECHNEST HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

        88 Royal Little Drive, Providence, RI  02904

 (Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

(617) 973-5104

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

Other Events.

1 for 211.18 Reverse Stock Split Effective Close of Business on July 19, 2005

On June 2, 2005, our Board of Directors of Technest Holdings, Inc. and the holders of a majority of our outstanding shares of common stock approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding (the “Reverse Stock Split”) after considering and concluding that the Reverse Stock Split was in our best interests and the best interests of our stockholders, with all fractional shares rounded up to the nearest whole number.  The Reverse Stock Split will be effective as of the close of business on July 19, 2005.  The Reverse Stock Split will not reduce our authorized shares of common stock, which will remain at 495,000,000 shares.  Based on the number of shares outstanding as of July 19, 2005, after giving effect to the Reverse Stock Split, we will have approximately 2,302,193 shares of Technest common stock outstanding. Technest will trade under the symbol "TCNH" beginning on July 20, 2005.

Stockholders are asked to deliver their Technest common stock certificates to Liberty Transfer Co., Technest’s transfer agent, at 274B New York Avenue, Huntington, New York 11743, attn: Lisa Conger.  Upon surrender of the old stock certificates, stockholders will receive new certificates representing the new number of shares.  For more information regarding the Reverse Stock Split, please refer to the definitive information statement on Schedule 14C that Technest filed on June 17, 2005 with the Securities and Exchange Commission (www.sec.gov).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC.

By:

/s/ Robert Tarini

Chief Executive Officer

Date:  July 19, 2005